                                                                    EXHIBIT 10.7


                            STOCK PURCHASE AGREEMENT

                                      AMONG

                               MTS, INCORPORATED,

                                       AND

                              VALTONA HOLDING B.V.

                                   DATED AS OF

                                 APRIL 11, 2002

                                TABLE OF CONTENTS

                                    ARTICLE I

                 PURCHASE AND SALE OF THE SHARES AND THE COMPANY
                                      MARKS

1.1    Purchase and Sale of the Shares and the Company Marks..............1

1.2    Purchase Price.....................................................1

1.3    Closing............................................................2

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

2.1    Organization; Subsidiary...........................................2

2.2    Authority; Enforceability..........................................3

2.3    Ownership of Capital Stock.........................................3

2.4    No Breach..........................................................3

2.5    Brokers............................................................4

2.6    Financial Statements; Liabilities..................................4

2.7    Consents...........................................................5

2.8    Actions and Proceedings............................................5

2.9    Tax Matters........................................................5

2.10   Title to Property; Condition.......................................6

2.11   Intellectual Property..............................................6

2.12   Compliance with Legal Requirements; Permits........................6

2.13   Employment Matters.................................................7

2.14   Contracts..........................................................7

2.15   Insurance Coverage.................................................8

2.16   Transactions with Affiliates.......................................8

2.17   No Other Representations or Warranties.............................8

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1    Organization; Authority and Enforceability.........................8

3.2    No Breach..........................................................9


3.3    Consents...........................................................9

3.4    Brokers............................................................9

3.5    Litigation.........................................................9

3.6    Acquisition of the Shares.........................................10

3.7    No Ownership of Competitors.......................................10

                                   ARTICLE IV

                               COVENANTS OF SELLER

4.1    Conduct of Business...............................................10

4.2    Inspections.......................................................11

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1    Further Actions...................................................11

5.2    Certain Notifications.............................................11

5.3    Tax Indemnity, Contests, Other Tax Matters........................11

5.4    Employee and Employee Benefit Matters.............................12

5.5    Press Releases, Public Announcements..............................13

5.6    Updated Disclosure................................................13

5.7    Non-competition and Non-solicitation..............................13

5.8    Credit Agreement..................................................14

5.9    Settlement of Intercompany Obligations............................14

5.10   Financing Documents...............................................14

5.11   Third Party Software..............................................14

5.12   Current and Accrued Royalties.....................................14

                                   ARTICLE VI

                         CONDITIONS PRECEDENT TO CLOSING

6.1    Conditions Precedent to Obligations of Purchaser..................15

6.2    Conditions Precedent to Obligations of Seller.....................16

                                   ARTICLE VII

                       INDEMNIFICATION AND RELATED MATTERS

7.1    Indemnification by Seller.........................................17

7.2    Indemnification by Purchaser......................................18

7.3    Losses Net of Insurance, etc......................................18

7.4    Procedures Relating to Indemnification............................19

7.5    Survival of Representations; Termination of Indemnification.......20

                                  ARTICLE VIII

                                   TERMINATION

8.1    Grounds for Termination...........................................21

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1    Costs and Expenses................................................21

9.2    Notices...........................................................21

9.3    Counterparts......................................................22

9.4    Entire Agreement..................................................23

9.5    Governing Law.....................................................23

9.6    Arbitration.......................................................23

9.7    No Third Party Rights; Assignment.................................23

9.8    Waivers and Amendments............................................23

9.9    Interpretation....................................................24

9.10   Confidentiality...................................................24

9.11   Definitions.......................................................24



Schedule A -- Seller Disclosure Schedule
Schedule B -- Purchaser Disclosure Schedule
Schedule C -- List of Certain Employees
Exhibit 1 -- Form of Trademark Usage Agreement
Exhibit 2 -- Form of Software License Agreement

               STOCK PURCHASE AGREEMENT ("Agreement"), dated as of April 11, 2002, among MTS, INCORPORATED, a corporation organized under the laws of California ("Seller"), and VALTONA HOLDING B.V., a corporation (Besloten Vennootschap) organized under the laws of The Netherlands ("Purchaser").

               WHEREAS, Seller owns all of the authorized and issued capital stock (the "Capital Stock"), constituting 25,000 shares of common stock, of Tower Records Kabushiki Kaisha, a joint stock corporation (kabushiki kaisha) organized under the laws of Japan (the "Subject Company");

               WHEREAS, the Subject Company is primarily engaged in the business of retail music sales in Japan;

               WHEREAS, Seller desires to sell and Purchaser desires to purchase 100% of the authorized and issued Capital Stock, constituting 25,000 shares of common stock of the Subject Company (the "Shares"); and

               WHEREAS, Seller desires to sell and Purchaser desires the Subject Company to purchase the Japanese trademarks, service marks and trade names listed on Schedule 2.11 of the Seller Disclosure Schedule (the "Company Marks").

               NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and undertakings contained or referred to in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

                              AND THE COMPANY MARKS

        1.1 Purchase and Sale of the Shares and the Company Marks. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares, and Seller shall sell to the Subject Company, and the Subject Company shall purchase from Seller, the Company Marks, free and clear of all liens, mortgages, charges, security interests, burdens, encumbrances or other restrictions or limitations of any nature whatsoever ("Liens") and together with all rights now and hereafter attaching thereto.

        (b) The parties agree and acknowledge that Purchaser shall be entitled to the entire amount of any annual or interim dividends which the Subject Company may declare after the Closing, whether or not such dividends relate to a period commencing with a date on or prior to the Closing Date (as defined below).

        1.2 Purchase Price. The aggregate consideration to be paid by Purchaser for the Shares shall be 16,000,000,000 Japanese Yen less the Marks Purchase Price and the Debt Settlement Amount (the "Shares Purchase Price"). The aggregate consideration to be paid by the Subject Company for the Company Marks (as defined below) shall be 2,000,000,000 Japanese Yen (the "Marks Purchase Price"); provided that the amount allocated to the Marks Purchase Price may be increased by mutual consent of the parties to an amount not to exceed

5,115,000,000 Japanese Yen so long as such reallocation does not (i) have any adverse tax or other financial impact on the Subject Company, Purchaser or Seller or (ii) result in the Subject Company being unable to repay the Debt Settlement Amount at the Closing without any adverse tax or other financial impact on the Subject Company or Seller. The Marks Purchase Price shall be paid by the Subject Company to Seller from funds provided to the Subject Company by Purchaser or its lender. The "Debt Settlement Amount" shall be equal to the amount outstanding under Facility B of the Credit Agreement minus the net amount (the "Net Amount") to be paid by or to the Subject Company to settle the credits and debits owed to or by the Subject Company as of the Closing Date in the categories listed on Schedule 5.9 (the payment of such amount, the "Settlement"). The "Purchase Price" shall be equal to 16,000,000,000 Japanese Yen. Such consideration shall be paid in the manner and at the time set forth in
Section 1.3. Any and all income taxes of Seller to be imposed on the Purchase Price and any withholding taxes arising from the Settlement shall be borne by Seller.

        1.3 Closing. (a) The closing of the transactions contemplated in this Agreement (the "Closing") shall be held at 8:00 a.m. at the offices of Cleary, Gottlieb, Steen & Hamilton, in Tokyo, Japan on May 21, 2002 or as soon thereafter as practicable after each of the conditions set forth in Article VI of this Agreement shall have been fulfilled or waived in accordance herewith, or at such other time, date or place as the parties hereto may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date".

        (b) At the Closing: (i) the parties shall exchange the documents referred to in Article VI; (ii) Seller shall deliver to Purchaser certificates for all of the Shares and shall cause the Subject Company to register in its shareholders' registry the name of Purchaser as holder of the Shares; and (iii) Purchaser shall pay, or cause the Subject Company to pay from funds provided by Purchaser or its lender, to Seller, or to JP Morgan Chase Bank ("Chase") on Seller's behalf, by wire transfer of immediately available funds in Japanese Yen to the account(s) inside or outside Japan designated by Seller (the "Seller Bank Account"), an amount equal to the Purchase Price.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                     SELLER

               Seller represents and warrants to Purchaser that as of the date hereof, except as set forth in its disclosure schedule attached hereto as Schedule A (the "Seller Disclosure Schedule"):

        2.1 Organization; Subsidiary. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Subject Company is a joint stock corporation (kabushiki kaisha) duly incorporated and validly existing under the laws of Japan.

        (b) The Subject Company does not own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation or company other than Super Shnozz, Inc. (Japan), a limited liability company (yugen kaisha) duly organized and validly existing under the laws of Japan ("Subsidiary"). Subsidiary is a wholly-owned subsidiary of the

Subject Company, with no operations, assets or liabilities that are material to the Subject Company taken as a whole.

        2.2 Authority; Enforceability. Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and, provided the conditions to Sellers' obligations contained in Section 6.2 hereof have been satisfied at Closing, the Trademark Transfer Agreement (as defined below), and the consummation of the transactions provided for hereby by Seller have been duly authorized by all required corporate action of Seller and no other corporate action on the part of Seller is necessary to authorize the execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby by Seller. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by Purchaser, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

        2.3 Ownership of Capital Stock (a) The Subject Company has authorized capital stock as set forth in the official extract of the Subject Company's Commercial Registration as at the date hereof. The Shares constitute 25% of the authorized Capital Stock and 100% of the authorized and issued Capital Stock. All of the Shares are duly and validly authorized and issued and are fully paid and nonassessable. Seller owns beneficially and of record all of the Shares, free and clear of all Liens, other than the Liens which are specified in
Schedule 2.3 of the Seller Disclosure Schedule and any other Liens which shall be discharged on or before the Closing.

        (b) Except for the currently outstanding bonds with warrants set forth in the official extract of the Subject Company's Commercial Registration as at the date hereof (the "Bonds with Warrants"), which will cease by their terms to be exercisable into shares of Capital Stock following the consummation of the transactions contemplated hereby, there are not authorized or outstanding any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating the Subject Company to issue, deliver or sell, or cause to be issued, delivered or sold, any authorized or outstanding shares of the Capital Stock, or any securities convertible into or exchangeable for shares of Capital Stock, of the Subject Company or obligating the Subject Company to grant, extend or enter into any such agreement or commitment. The bonds associated with the Bonds with Warrants shall be redeemed by the Subject Company at or prior to the Closing.

        2.4 No Breach. Neither the execution and delivery of this Agreement by Seller nor the performance by Seller of its obligations hereunder nor the consummation of the transactions provided for hereby by Seller does or will:

        (a) conflict with or violate any provision of the articles of incorporation or bylaws of Seller or the articles of incorporation of the Subject Company;

        (b) violate, conflict with or result in the breach or termination of, or constitute a default or event of default under the terms of, any contracts, agreements, commitments, undertakings, leases, licenses, mortgages, bonds, notes or other instruments ("Contracts") or any permits, authorizations, approvals, registrations or licenses granted by or obtained from any governmental, administrative or regulatory authority ("Permits") to which Seller or the Subject Company is a party or by which either of them or any of their respective properties or assets are bound, except, in the event the Consents set forth in
Section 2.7(a) and (b) are not obtained, the Contracts listed on Schedule 2.4(b) of the Seller Disclosure Schedule; or

        (c) constitute a violation by Seller or the Subject Company of any laws, rules or regulations of any governmental, administrative or regulatory authority to which it is subject (as applicable, "Laws") or any judgments, orders, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority (as applicable, "Judgments"), except for any such matters that would not have a Material Adverse Effect. "Material Adverse Effect" means any one or more events, circumstances, conditions or changes, which result in, individually or in the aggregate, an adverse impact on the financial condition or results of operations of the Subject Company (before tax effect) in an amount equal to or greater than fifteen (15) million Japanese Yen or on the ability of Seller to perform its obligations under this Agreement.

        2.5 Brokers. Other than Deutsche Securities Limited and Chilmark Partners, whose fees and expenses shall be paid by Seller, no person has acted directly or indirectly as a broker, finder, consultant, intermediary or financial advisor for Seller or the Subject Company in connection with the transactions contemplated hereby and no person is entitled to any fee or commission or like payment from Seller or the Subject Company in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Seller or the Subject Company.

        2.6 Financial Statements; Liabilities. (a) Seller has delivered to Purchaser copies of the audited financial statements of the Subject Company at and for the years ended April 30, 1999, 2000 and 2001, together with the related schedules and notes, and the unaudited restated income statement and balance sheet of the Subject Company as of January 31, 2002 (the "Financial Statements"). The Financial Statements fairly present in conformity with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis, the financial condition of the Subject Company at the dates thereof and the results of its operations and changes in financial condition for the periods then ended, subject, in the case of the unaudited restated income statement and balance sheet of the Subject Company as of January 31, 2002, to customary year-end adjustments, including, without limitation, true-up to physical inventory, actuarial reports and tax provision.

        (b) As of January 31, 2002, the Subject Company did not have any liabilities or obligations required to be reflected in its financial statements (collectively, "Liabilities" and individually, a "Liability"), that were not reflected or reserved against in the unaudited restated balance sheet of the Subject Company as of January 31, 2002 or disclosed or provided for in the notes thereto, other than Liabilities that would not reasonably be expected to have a Material Adverse Effect and subject to customary year-end adjustments, including, without limitation, actuarial reports and tax provision. Since October 31, 2001, the Subject Company has not incurred any Liability except Liabilities that (i) were incurred in the ordinary and usual course consistent with the Subject Company's past practice or (ii) do not have a Material Adverse Effect on the financial condition of the Subject Company.

        (c) Since October 31, 2001, the Subject Company has conducted its businesses only in the ordinary and usual course in substantially the same manner as previously conducted, has not taken any of the actions described in subparagraphs (b) through (h) of Section 4.1 of this Agreement and has not undergone or suffered any change in its financial condition or results of operations that would reasonably be expected to have a Material Adverse Effect.

        2.7 Consents. No consent, waiver, approval, authorization, registration, license or declaration of or by, or filing with, any governmental, administrative or regulatory authority ("Governmental Authority") or any third party (a "Consent") is required to be made or obtained by Seller or the Subject Company in connection with the execution and delivery of this Agreement or the consummation of any of the transactions provided for hereby, except for: (a) a written consent from the requisite number of lenders pursuant to the Amended and Restated Credit Agreement, dated as of April 27, 2001, entered into among Seller, the Subject Company and the lenders listed therein, and amended by the First Amendment, dated as of October 5, 2001 (as so amended and as hereafter amended from time to time, the "Credit Agreement"), (b) consents of the counterparties to the Contracts set forth on Schedule 2.4(b) of the Seller Disclosure Schedule and (c) such other consents, approvals, orders, authorizations registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect.

        2.8 Actions and Proceedings. There is no action, suit, claim or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation (each, a "Proceeding" and collectively, "Proceedings") pending or, to the best knowledge of Seller, threatened against Seller, the Subject Company or any of their respective affiliates that would reasonably be expected to have a Material Adverse Effect or that questions the validity of this Agreement or any action taken or to be taken by Seller in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby, including the execution of the Trademark Transfer Agreement, or which would reasonably be expected to impair materially Seller's ability to effect the Closing.

        2.9 Tax Matters. (a) The Subject Company has filed all Tax Returns required to be filed and paid all Taxes shown thereon as owing or otherwise duly imposed. The Subject Company in good faith believes such Tax Returns to be accurate. "Taxes" means all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any government or any agency or political subdivision of any such government. "Tax Returns" means a report, return or other information return (including any amendments) required to be supplied to a governmental entity with respect to Taxes.

        (b) The Subject Company is not being audited by a taxing authority and no deficiencies for Taxes have been assessed against the Subject Company.

        (c) The Subject Company has neither waived any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a Tax assessment or deficiency.

        2.10 Title to Property; Condition. (a) The Subject Company does not have an ownership interest in any real property. The Subject Company has or will have prior to the Closing, with respect to all Leased Real Property, valid and subsisting leasehold estates. "Leased Real Property" means the space leased by the Subject Company which is listed on Schedule 2.10(a) of the Seller Disclosure Schedule.

        (b) The Subject Company has or will have prior to the Closing, with respect to all material personal property owned by the Subject Company, good title, in each instance free and clear of all Liens, other than statutory Liens which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. In connection with the operation of the Subject Company's business, the Subject Company leases certain personal property from third party lessors pursuant to personal property lease agreements or installment sale contracts. Set forth on Schedule 2.10(b) of the Seller Disclosure Schedule is a list of the third party lessors to which the Subject Company paid in excess of 2,000,000 Yen in the aggregate in respect of such leases in the fiscal year ended April 30, 2001 and the type of personal property leased from each such lessor.

        2.11 Intellectual Property. The Subject Company has the full legal right to use the intellectual property necessary to transact its business as now transacted and to the best knowledge of Seller the use of such intellectual property in connection with the operations of the Subject Company does not infringe in any material respect, and no third party has asserted in writing to the Subject Company or Seller that such operations infringe on, any intellectual property rights of a third party. Subject Company is the exclusive licensee in Japan of the Company Marks. The Company Marks include all of the material trademarks, service marks and trade names adequately necessary for the conduct of the business of the Subject Company as such business is conducted as of the Closing Date, and the consummation of the transactions contemplated hereby will not alter or impair the Subject Company's rights in the Company Marks, except for alterations or impairments which would not reasonably be expected to have a Material Adverse Effect. Seller is the sole legal owner of all right, title and interest in and to the intellectual property rights constituting the Company Marks and has registered, or filed applications for registration of, the Company Marks in Japan for use in connection with the business of the Subject Company as conducted as of the Closing Date and shall renew and maintain the registration of the Company Marks through the Closing Date unless Purchaser otherwise agrees with Seller. The Subject Company is the owner or direct licensee of any and all information regarding its operations, including without limitation, product master data and data in the POS system.

        2.12 Compliance with Legal Requirements; Permits. (a) Except for instances of non-compliance that would not reasonably be expected to have a Material Adverse Effect, the Subject

Company is currently conducting its businesses in compliance with all applicable Laws, Judgments and Permits.

        (b) Except for any Permit the failure of which to hold would not reasonably be expected to have a Material Adverse Effect, the Subject Company holds all Permits necessary to conduct its operations as they are currently being conducted and all such Permits are in full force and effect.

        2.13 Employment Matters. (a) Schedule 2.13(a)(i) of the Seller Disclosure Schedule sets forth all work rules and other internal regulations of the Subject Company relating to employment, including, without limitation, the Subject Company's "3-6" agreement (the "Employee Work Rules") and all consulting, employment and severance agreements of the Subject Company with any present director, officer, employee or consultant, other than agreements terminable by the Subject Company at will without material expense or liability to the Subject Company (except for payments required by applicable Laws). Except for the Employee Work Rules and agreements listed in Schedule 2.13(a)(ii) of the Seller Disclosure Schedule, none of the rules or agreements disclosed on
Schedule 2.13(a)(i) provides for payments in connection with any change in control of the Subject Company.

        (b) Except for instances of non-compliance that would not reasonably be expected to have a Material Adverse Effect, the Subject Company has (i) maintained and administered the Subject Company's pension, retirement, severance pay, life, health, medical, disability and accident insurance, vacation and other material employee benefit plans, programs and arrangements (the "Plans") and (ii) made payments to the Japanese government in respect of social security insurance (kosei nenkin hoken), in accordance with all applicable Laws.

        (c) Since April 30, 1996, there have not occurred any strikes, slow downs, work stoppages or other similar labor actions by any group of employees of the Subject Company. None of the employees of the Subject Company are represented by any labor union and the Subject Company is not a party to any collective bargaining agreements.

        2.14 Contracts. Schedule 2.14 of the Seller Disclosure Schedule contains an accurate and complete list of all Contracts (other than Contracts relating to Leased Real Property, Leased Personal Property or transactions between the Subject Company and Seller or an affiliate thereof) to which the Subject Company is currently a party and (i) which involved in the fiscal year ended April 30, 2001 (A) an obligation by the Subject Company to pay amounts in excess of 300,000,000 Yen or (B) an obligation to the Subject Company to pay amounts in excess of 9,600,000 Yen or (ii) pursuant to which the Subject Company reasonably anticipates paying an amount in excess of 300,000,000 Yen or receiving an amount in excess of 9,600,000 Yen during the fiscal year ending April 30, 2002. The Subject Company has performed in all material respects the obligations required to be performed by it to date under such Contracts and, to the best knowledge of Seller, there is no material default continuing by any other party to such Contract. Other than the Contracts disclosed above, there are no Contracts to which the Subject Company is currently a party pursuant to which the Subject Company is obligated to pay an amount in excess of 300,000,000 Yen during the fiscal year ending April 30, 2002 or any fiscal year thereafter.

        2.15 Insurance Coverage. Seller has furnished Purchaser with copies or summaries of all material insurance policies relating to the assets, business, operations, employees, officers or directors of the Subject Company. The Subject Company has made, or will have made by virtue of the payments to be made at Closing, actual reimbursement to Seller for all amounts charged to the Subject Company by Seller for insurance premiums paid by Seller. Other than insurance policies that have expired or been replaced in the ordinary course of business, no insurance policy of the Subject Company has been canceled in the last twelve months and, to the best knowledge of Seller, no threat has been made to cancel any such insurance policy during such period.

        2.16 Transactions with Affiliates. Schedule 2.16 of the Seller Disclosure Schedule sets forth a complete and correct list of each Contract between the Subject Company, on the one hand, and Seller or any affiliate of Seller, on the other hand, involving payments by or to Seller or such affiliate in excess of 5,000,000 Yen annually. As of the Closing Date, after giving effect to the transactions contemplated hereby, the Subject Company will not be required to make any payment to or perform any services for Seller or any affiliate of Seller except as required pursuant to the Trademark Usage Agreement (as defined below) and the Software License Agreement (as defined below) or set forth in (3), (4) and (5) of Schedule 2.16 of the Seller Disclosure Schedule.

        2.17 No Other Representations or Warranties. Except for the representations and warranties of Seller expressly contained in this Agreement, neither Seller, nor the Subject Company nor any other person acting for either of them makes any other representation or warranty, express or implied, and Seller hereby disclaims any such representation or warranty, with respect to the execution, delivery or performance by Seller of this Agreement notwithstanding the delivery or disclosure to Purchaser or any of its affiliates or any other person of any documentation or other information by Seller or the Subject Company or any of their respective representatives or any other person with respect to any of such matters. Without limiting the generality of the foregoing, Seller disclaims any representations and warranties that could be deemed to have been made in respect of any of the information set forth in the confidential information memorandum dated September, 2001 furnished to Purchaser by Deutsche Securities Limited, as financial advisor to Seller, and Purchaser represents and warrants that it is making its investment decision based upon its own evaluation of the Subject Company and not in reliance on such information memorandum.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser represents and warrants to Seller that as of the date hereof, except as set forth in its disclosure schedule attached hereto as Schedule B (the "Purchaser Disclosure Schedule"):

        3.1 Organization; Authority and Enforceability. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by

Purchaser and the consummation of the transactions provided for hereby by Purchaser have been duly authorized by all required corporate action by Purchaser and no other corporate action on the part of Purchaser is necessary to authorize the execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby by Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by Seller, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

        3.2 No Breach. Neither the execution and delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations hereunder nor the consummation of the transactions provided for hereby by Purchaser does or will:

        (a) conflict with or violate any provision of the certificate of incorporation, bylaws or any other governing document of Purchaser;

        (b) violate, conflict with or result in the breach or termination of, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any Contracts or Permits to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound; or

        (c) constitute a violation by Purchaser of any Laws or Judgments,

except for any such matters that would not, either individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

        3.3 Consents. No Consent is required to be made or obtained by Purchaser in connection with the execution or delivery of this Agreement or the consummation of any of the transactions provided for hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

        3.4 Brokers. No person has acted directly or indirectly as a broker, finder, consultant, intermediary or financial advisor for Purchaser in connection with the transactions contemplated hereby and no person is entitled to any fee or commission or like payment from Purchaser in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Purchaser.

        3.5 Litigation. There is no Proceeding pending or, to the best knowledge of Purchaser, threatened against Purchaser or any of its affiliates that questions the validity of this Agreement or any action taken or to be taken by Purchaser in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby, or which would reasonably be expected to impair materially the ability of Purchaser to effect the Closing.

        3.6 Acquisition of the Shares. Purchaser acknowledges that the Shares have not been registered under the Japan Securities and Exchange Law (the "SEL") or the U.S. Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and represent that the Shares are being acquired by Purchaser for its own account and not with a view to or in connection with any disposition thereof in violation of the SEL or the Securities Act or the rules and regulations thereunder, or any applicable state securities or "blue sky" laws.

        3.7 No Ownership of Competitors. Neither Purchaser nor Nikko Principal Investments Japan Ltd. ("NPI") owns a direct equity interest in HMV, Virgin Records, Best Buy, Circuit City, Borders Books & Music, Amazon.com, Inc. or Trans World Entertainment.

                                   ARTICLE IV
                               COVENANTS OF SELLER

        4.1 Conduct of Business. During the period from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement or as otherwise consented to in writing in advance by Purchaser, Seller will cause the Subject Company:

        (a) to carry on its business only in the ordinary course in substantially the same manner as heretofore conducted;

        (b) not to amend its articles of incorporation;

        (c) not to acquire, by merger, consolidation, purchase of stock or assets or otherwise, any corporation, partnership, association or other business organization;

        (d) not to alter its outstanding Capital Stock or declare, set aside, make or pay any dividend or other distribution in respect of its Capital Stock (in cash or otherwise), or purchase or redeem any shares of its Capital Stock;

        (e) not to issue or sell (or agree to issue or sell) any of its Capital Stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

        (f) not to incur, other than in the ordinary course of business consistent with past practice, any material indebtedness for borrowed money (including through the issuance of debt securities) or vary in any material manner the terms of any material existing indebtedness other than the Credit Agreement;

        (g) not to make any change in its accounting procedures or practices unless mandated by GAAP;

        (h) not to use any cash or cash equivalent of the Subject Company from February 28, 2002 to the Closing except in the ordinary course for operating expenses (including payables to Solomon Properties LLC and interest on indebtedness including under the Credit Agreement) or otherwise, in substantially the same manner as heretofore used; provided that in no event shall the Subject Company be permitted to use such cash to (i) repay principal under the Credit Agreement or (ii) redeem the Bonds with Warrants; and

        (i) not to agree to take any of the actions set forth in the foregoing subparagraphs (b) through (h).

        4.2 Inspections. During the period from the date of this Agreement to the Closing, Seller shall permit Purchaser and its representatives, attorneys, accountants and consultants full access to the books, records, facilities, properties, assets and operations of the Subject Company; provided that such access shall not interfere with the normal business and operations of the Subject Company and shall be subject to the confidentiality agreement entered into between Seller, Purchaser and the Subject Company, dated September 20, 2001. Seller shall arrange for Purchaser and its representatives to discuss with appropriate officers, employees and representatives of the Subject Company such matters related to the transactions provided for herein as Purchaser may reasonably request.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Further Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all applicable Laws to consummate and make effective the transactions contemplated by this Agreement. Subject to the terms and conditions herein provided, each of the parties hereto will, and will cause each of their respective affiliates to, use their best efforts to (a) obtain all Consents or Permits necessary or advisable to be obtained by such party to consummate and make effective the transactions contemplated by this Agreement, including without limitation the Consent required pursuant to the Credit Agreement and the consent of the counterparties to the Contracts listed on Schedule 2.4(b) of the Seller Disclosure Schedule and
(b) cause each of the conditions precedent to their respective obligations provided for in Article VI to be satisfied; provided that when used in this Agreement "best efforts" shall not obligate either party to incur other than de minimus expense or pay consideration other than that which is contractually required to a third party in exchange for such Consents or Permits or, in connection with any financing, customary lender fees and expenses. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Seller or Purchaser, as the case may be, shall take all such necessary action.

        5.2 Certain Notifications. At all times prior to the Closing Date, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure of any of the conditions contained in
Article VI to be satisfied.

        5.3 Tax Indemnity, Contests, Other Tax Matters. (a) Seller's Tax Indemnity. Seller shall indemnify and hold Purchaser and the Subject Company (each a "Tax Indemnitee") harmless from any and all Taxes paid by the Subject Company after the Closing Date in respect of its income, business, property or operations arising out of a breach by Seller of the representations contained in
Section 2.9 hereof; provided, however, that Seller shall be liable to make an indemnity payment with respect to a particular Tax under this Section 5.3(a) only to the extent the amount of the indemnity payment for such Tax exceeds the amount reserved for such Tax on the unaudited balance sheet for the Subject Company as of January 31, 2002 (a payment made by Seller pursuant to this Section 5.3(a) being a "Tax Indemnity Payment").

        (b) Refunds. Purchaser shall promptly pay to Seller an amount equal to any refund or credit (including any interest paid or credited with respect thereto) received by a Tax Indemnitee attributable to Taxes that gave rise to a Tax Indemnity Payment.

        (c) Transfer Tax. Seller shall pay directly, or reimburse Purchaser promptly upon demand and delivery of proof of payment, all excise, sales, transfer, documentary, filing, recordation and other similar taxes, levies, fees and charges, if any (including all real estate transfer taxes and conveyance and recording fees, if any), that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated hereby.

        (d) Adjustment to Purchase Price. Any payment by Purchaser or Seller under this Section 5.3 shall be treated as an adjustment to the Purchase Price.

        (e) Contests. Purchaser shall promptly notify Seller in writing upon receipt by Purchaser or the Subject Company of notice of any pending or threatened audits or assessments which may materially affect the Tax liabilities of the Subject Company for which Seller would be required to indemnify Purchaser pursuant to Section 5.3(a). Seller shall be entitled to participate, at its own expense, in the defense of any claim for Taxes that may be the subject of indemnification by Seller pursuant to Section 5.3(a) and, with the written consent of Purchaser (which shall not be unreasonably withheld or delayed), and at its sole expense, may assume the entire defense of such tax claim. Neither Purchaser nor the Subject Company may agree to settle any tax claim for the portion of the year or period ending prior to or on the Closing Date which may be the subject of indemnification by Seller under Section 5.3(a) without the prior written consent of Seller, which shall not be unreasonably withheld if the amount thereof is less than 1,000,000 Japanese Yen; provided, however, that Purchaser or the Subject Company may agree to settle any tax claim with respect to which Purchaser and the Subject Company waive in writing any right to claim indemnification from Seller.

        (f) Cooperation. After the Closing, Purchaser, Subject Company, and Seller will make available to each other, as reasonably requested, and to any taxing authority, all information, records or documents relating to Taxes or potential liability of the Subject Company for Taxes for all periods prior to or including the Closing Date and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

        (g) Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, claims for Taxes will be governed exclusively by this Section 5.3.

        5.4 Employee and Employee Benefit Matters. (a) For the period beginning at the Closing and ending on the first anniversary of the Closing Date, with respect to the employees of the Subject Company (the "Subject Company Employees"), Purchaser shall use commercially reasonable efforts to maintain terms and conditions of employment (including but not limited to salary and other compensation and retirement benefits) that are at least as favorable to the Subject Company Employees as the terms and conditions of employment required by the Employee Work Rules governing the Subject Company Employees immediately prior to the Closing.

        (b) For the period beginning at the Closing and ending on the first anniversary of the Closing Date, Purchaser shall use commercially reasonable efforts to cause the Subject Company to honor, pay and perform all of its covenants and obligations under, and in accordance with the existing terms of, all Employee Work Rules and all employment, severance, termination and similar agreements, in each case, identified in Schedule 2.13 of the Seller Disclosure Schedule.

        (c) Seller shall use commercially reasonable efforts to cooperate with Purchaser in Purchaser's efforts to negotiate and execute employment agreements with the employees identified on Schedule C hereto, including by granting Purchaser access to such employees prior to the Closing, provided Seller shall not be permitted to pay, or obligate the Subject Company to pay, consideration to a third party in connection with such cooperation.

        5.5 Press Releases, Public Announcements. Purchaser and Seller will consult with each other as to the form, substance and timing of the initial public disclosure of matters related to this Agreement, or any of the transactions contemplated hereby, and no public disclosure will be made by one without the prior written consent of the other, which consent will not be unreasonably withheld or delayed; provided that each of Purchaser and Seller may make such disclosures as are necessary to comply with any requirement of law after making good faith efforts under the circumstances to consult in advance with the other.

        5.6 Updated Disclosure. The delivery by Seller to Purchaser of any corrections or supplements to the Seller Disclosure Schedule prior to Closing shall constitute an amendment to the Seller Disclosure Schedule, subject to Purchaser's agreement to each such correction or supplement. Purchaser acknowledges and agrees that, if the Closing occurs following such amendment to the Seller Disclosure Schedule, unless otherwise agreed upon in writing by Seller and Purchaser, Seller shall have no liability pursuant to Section 7.1 hereof in respect of any such correction or supplement.

        5.7 Non-competition and Non-solicitation. (a) Without the prior written consent of Purchaser, Seller shall not, at any time during the three-year period commencing on the Closing Date, directly or indirectly manage, control or participate in the strategic or day-to-day management of any business in Japan substantially similar to the business engaged in by the Subject Company in Japan on the date hereof; provided, however that nothing herein contained shall prohibit or limit Seller from holding direct or indirect equity investments in any business which has as one of its businesses any such business in Japan so long as such investments are passive and/or portfolio investments. Nothing set forth in this Agreement shall limit Seller's ability to conduct business via the Internet or successor global technology to the Internet so long as (i) Seller does not use any country specific web sites with a country code solely signifying

Japan and (ii) the banners and text (other than Japanese artist and product names) of the web sites used by Seller are principally in language(s) other than Japanese.

        (b) Seller agrees, for the three-year period commencing on the Closing Date, not to knowingly make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment with any person who was, on the date hereof, a full-time employee of the Subject Company in Japan, without the written consent of Purchaser.

        5.8 Credit Agreement. Seller shall use its best efforts to obtain at the Closing (a) (i) a payoff letter from the lenders under the Credit Agreement evidencing the payment in full of Facilities A and B of the Credit Agreement or
(ii) a payoff letter from the lenders under the Credit Agreement evidencing the payment in full of Facility B of the Credit Agreement and an amendment to the Credit Agreement evidencing the release of the Subject Company from all obligations under the Credit Agreement and all relevant agreements related thereto, including the Amended and Restated Guarantee Agreement, the Amended and Restated Pledge Agreement, the Amended and Restated Japanese Security Agreement and (b) in all cases, the release from the liens of the creditors under the Credit Agreement of all collateral of the Subject Company.

        5.9 Settlement of Intercompany Obligations. Seller shall use, and shall cause its affiliates to use, best efforts to settle at the Closing the credits and debits owed to or by the Subject Company and listed on Schedule 5.9.

        5.10 Financing Documents. Purchaser shall use its best efforts to negotiate and execute all bank financing documents, including, without limitation, a loan agreement (the "Loan Agreement"), required for the purchases contemplated by this Agreement on or before May 13, 2002 or as soon thereafter as is reasonably practicable. Purchaser anticipates execution of the Loan Agreement will occur on or before May 17, 2002.

        5.11 Third Party Software. Seller and Purchaser shall use their commercially reasonable efforts to negotiate direct licenses between the Subject Company and the licensors of the software listed on Schedule 5.11 (the "Third Party Software") on commercially reasonable terms. Seller and Purchaser agree that all license and other fees and expenses associated with such licenses ("License Fees") shall be borne by Purchaser or, if paid after the Closing, by the Subject Company.

        5.12 Current and Accrued Royalties. Notwithstanding Section 4.1(h), Seller and Purchaser agree that, following prior written notice to Purchaser, the Subject Company may make a payment on account of current or accrued royalties described item (3) of Schedule 5.9, provided that no such payment may be made more than 24 hours prior to the Closing if such payment would have a Material Adverse Effect.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

        6.1 Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to purchase the Shares at the Closing are subject to the satisfaction at or prior to the Closing of each of the following conditions (unless satisfaction of any such condition is expressly waived by Purchaser):

        (a) The representations and warranties of Seller contained in Article II shall be accurate and correct in all material respects as of the Closing Date as though made on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, which shall be accurate in all material respects as of such date), except (i) for changes expressly contemplated by this Agreement and (ii) to the extent that the aggregate effect of all inaccuracies in such representations and warranties would not be or have a Material Adverse Effect;

        (b) Seller shall have performed and complied with, in all material respects, all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing;

        (c) No Proceeding by any Governmental Authority shall be pending which seeks to prohibit or declare illegal the transactions contemplated by this Agreement and no Law or Judgment shall be in effect having any such result;

        (d) The Consents set forth in clauses (a) and (b) of Section 2.7 shall have been obtained;

        (e) Seller shall have executed and delivered a trademark transfer agreement transferring the Company Marks to Purchaser (the "Trademark Transfer Agreement") and a trademark usage agreement in the form attached as Exhibit 1 hereto (the "Trademark Usage Agreement") with respect to the Company Marks;

        (f) Seller shall have delivered certificates for the Shares and shall have caused the Subject Company to register in its shareholders' registry the name of Purchaser as holder of the Shares;

        (g) Purchaser shall have received from Seller a certificate, signed by an appropriate officer of Seller, as to the satisfaction of the conditions set forth in paragraphs (a) and (b) of this Section 6.1;

        (h) (i) The Subject Company shall have received a payoff letter from the lenders under the Credit Agreement setting forth the required repayment amount in full of Facility B of the Credit Agreement and the Credit Agreement and related documents, including the Amended and Restated Guarantee Agreement, the Amended and Restated Pledge Agreement, the Amended and Restated Japanese Security Agreement, shall be amended as to remove the Subject Company as a borrower, guarantor or pledgor, as applicable, or the Subject Company shall have received a payoff letter from the lenders under the Credit Agreement setting forth the required repayment amount in full of Facilities A and B of the Credit Agreement and (ii) in all cases, all collateral of the Subject Company shall have been released from the liens of the lenders under the Credit Agreement;

        (i) The receivables and payables set forth on Schedule 5.9 of the Seller Disclosure Schedule shall have been settled at or prior to the Closing and Seller shall have caused its affiliates to provide Purchaser with a letter identifying such amounts and indicating payment in full thereof;

        (j) Seller shall have executed and delivered a software license agreement in the form attached as Exhibit 2 hereto with respect to the Seller-owned software used by the Subject Company and listed on Schedule 6.1(j) of the Seller Disclosure Schedule (the "Software License Agreement");

        (k) The bonds that are a part of the Bonds with Warrants shall have been redeemed by the Subject Company;

        (l) Seller shall have delivered to Purchaser customary legal opinions of counsel to Seller, in form and substance reasonably satisfactory to Purchaser;

        (m) Purchaser, the Subject Company or another entity designated by Purchaser shall have executed a loan agreement with their lender; provided that this condition shall be fulfilled at such time as a lender offers to Purchaser and/or the Subject Company financing for the purchase of the Shares and the Company Marks and the payment of the Debt Settlement Amount in a principal amount of no less than 7,750,000,000 Japanese Yen and otherwise on commercially reasonable terms for loans of such size and type (a "Commercially Reasonable Financing");

        (n) No bankruptcy or reorganization procedure or other similar procedure shall have been filed by or against Seller which is not discharged within sixty
(60) days of such filing, during which 60-day period the Closing will be delayed; and

        (o) The Subject Company shall have entered into licenses for the Third Party Software directly with the licensors thereof; provided that, notwithstanding the provisions of Section 5.11, if Seller and Purchaser are unable to negotiate more favorable terms than those initially offered by such licensors, then this condition shall be satisfied if the Subject Company enters into licenses in the forms initially provided to it by the licensors of such software; and provided further that this condition shall be satisfied if the Subject Company's failure to enter into such licenses is due to Purchaser's non-payment of the License Fees.

        6.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to sell the Shares at the Closing are subject to the satisfaction at or prior to the Closing of each of the following conditions (unless satisfaction of any such condition is expressly waived by Seller):

        (a) The representations and warranties of Purchaser contained in Article III shall be accurate and correct in all material respects as of the Closing Date as though made on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, which shall be accurate in all material respects as of such date), except to the extent that the aggregate effect of all inaccuracies in such representations and warranties would not be or have a material adverse effect;

        (b) Purchaser shall have performed and complied with, in all material respects, all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing;

        (c) No Proceeding by any Governmental Authority shall be pending which seeks to prohibit or declare illegal the transactions contemplated by this Agreement and no Law or Judgment shall be in effect having any such result;

        (d) (i) All Consents the granting of which are required for the consummation of the transactions contemplated by this Agreement, including without limitation the Consent and any amendments necessary or desirable relating to the Credit Agreement on terms and subject only to conditions acceptable to Seller in its sole discretion, shall have been obtained and (ii) Seller shall have executed documents sufficient for the refinancing of the Credit Agreement, either through an amendment of the Credit Agreement or a refinancing of Facility A of the Credit Agreement with Chase or another lender, in each case on terms and conditions acceptable to Seller in its sole discretion;

        (e) Purchaser shall have delivered the Purchase Price to Seller as provided in Sections 1.3;

        (f) Seller shall have received from Purchaser a certificate, signed by an appropriate officer of Purchaser, as to the satisfaction of the conditions set forth in paragraphs (a) and (b) of this Section 6.2;

        (g) Purchaser shall have prepared and delivered to Seller the executed documents necessary to register a provisional registration in favor of Seller of each of the Company Marks; and

        (h) Purchaser shall have executed and delivered the Trademark Usage Agreement and the Software License Agreement.

                                   ARTICLE VII
                       INDEMNIFICATION AND RELATED MATTERS

        7.1 Indemnification by Seller. Subject to the terms and conditions of
Section 5.6 and this Article VII, Seller shall indemnify Purchaser, its affiliates and each of their respective officers, directors, employees and agents against, and hold them harmless from, any claims, demands, judgments, actions or causes of action, liabilities, obligations, damages, losses, deficiencies, assessments, costs, penalties, interest and expenses (including, without limitation, the reasonable fees and expenses of counsel) (collectively, "Losses") suffered or incurred by any such party entitled to indemnification (the "Indemnified Party") to the extent arising from or in connection with, (a) if the Closing occurs, any breach of any representation or warranty of Seller contained in this Agreement or in any certificate expressly required to be delivered pursuant hereto, and (b) any breach of any covenant of Seller contained in this Agreement; provided, however, that Seller shall not have any liability under this Section 7.1 for any individual Loss of less than 10,000,000 Yen and unless the aggregate of all Losses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to 125,000,000 Yen (and then only for such amount in excess thereof); and provided further, however, that the aggregate liability of Seller under this Section 7.1 shall (i) in respect of a breach of the representations set forth in Sections 2.2 or 2.3(a) of this Agreement, be limited to the Purchase Price plus reasonable out-of-pocket fees and expenses of Purchaser actually incurred in connection with this transaction (indemnification of such fees and expenses to be limited to 100,000,000 Yen) and
(ii) in respect of all other breaches, be limited to 2,250,000,000 Yen.

        7.2 Indemnification by Purchaser. Subject to the terms and conditions of this Article VII, Purchaser shall, and shall cause the Subject Company to, indemnify Seller and its officers, directors, employees and agents against, and hold them harmless from, any Losses suffered or incurred by any such Indemnified Party to the extent arising from or in connection with, (a) if the Closing occurs, any breach of any representation or warranty of Purchaser contained in this Agreement or in any certificate expressly required to be delivered pursuant hereto or (b) any breach of any covenant of Purchaser contained in this Agreement; provided, however, Purchaser shall not have any liabilities under this Section 7.2 for any individual Loss of less than 10,000,000 Yen and unless the aggregate of all Losses relating thereto for which Purchaser would, but for this provision, be liable exceeds on a cumulative basis an amount equal to 125,000,000 Yen (and then only for such amount in excess thereof); and provided further, however, that Purchaser's aggregate liability under this Section 7.2 shall (i) in respect of a breach of the representations set forth in Section 3.1 of this Agreement, be limited to the Purchase Price plus the reasonable out-of-pocket fees and expenses of Seller actually incurred in connection this transaction (indemnification of such fees and expenses to be limited to 100,000,000 Yen) and (ii) in respect of all other breaches, be limited to 2,250,000,000 Yen.

        7.3 Losses Net of Insurance, etc.

        (a) The amount of any Loss for which indemnification is provided under this Article VII shall be net of any (i) all amounts actually recovered by the Indemnified Party from an insurer or any other person with respect to such Loss (net of expenses of collection) and (ii) all Tax benefits actually realized by the Indemnified Party in connection therewith. Purchaser shall cause the Subject Company to use commercially reasonable efforts to obtain the recoveries and benefits referred to in clause (ii) of the preceding sentence.

        (b) If the Indemnifying Party (as defined in Section 7.4(a) below) makes any payment under this Article VII in respect of any Losses, the Indemnifying Party shall be subrogated, to the extent of such payment, to the rights of the Indemnified Party against any insurer or third party with respect to such Losses.

        (c) Notwithstanding anything to the contrary elsewhere in this Agreement, no Indemnifying Party shall, in any event, be liable to any other party for any incidental or consequential damages, including, but not limited to, loss of revenue or income, cost of capital, diminution in value or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

        (d) The parties hereto agree that the indemnification provisions of this
Article VII are intended to provide the exclusive remedy as to all Losses that may be incurred, arise from or relate to the transactions contemplated hereby and each party hereby waives, to the extent it may do so, any other rights or remedies that may arise under any applicable law.

        7.4 Procedures Relating to Indemnification.

        (a) Whenever a claim shall arise for indemnification under Section 7.1 or 7.2, the Indemnified Party shall promptly notify the party from which indemnification is sought (the "Indemnifying Party") of such claim and, when known, the facts constituting the basis for such claim. Failure to promptly notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability it may have under Section 7.1 or 7.2, as the case may be, except to the extent such Indemnifying Party shall have been prejudiced by such failure; provided that any costs and expenses (including the fees and expenses of any consultants, attorneys, accountants or other persons) incurred by such Indemnified Party prior to the date of such notice shall be solely for the account of the Indemnified Party and not the Indemnifying Party. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the Indemnifying Party in writing (the "Indemnification Notice"), and in reasonable detail, of the Third Party Claim within ten (10) business days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been prejudiced by such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten (10) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

        (b) Upon receipt of an Indemnification Notice, the Indemnifying Party shall be entitled, at its option and at its cost and expense, to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, selected by the Indemnifying Party; provided that, notice of the Indemnifying Party's intention to assume such defense shall be delivered by the Indemnifying Party to the Indemnified Party within fourteen (14) days after the Indemnified Party gives the Indemnifying Party an Indemnification Notice. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal fees and expenses subsequently incurred by the Indemnified Party in connection with the defense thereof except as provided below. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnified Party shall have the right to employ its own counsel in any such Third Party Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the employment of such counsel shall have been authorized by the Indemnifying Party; (ii) the Indemnifying Party shall not have promptly retained counsel reasonably satisfactory to the Indemnified Party to take charge of the defense of such Third Party Claim; or
(iii) the Indemnified Party shall have been advised by counsel of the Indemnifying Party in writing that under applicable standards of professional conduct its representation of the Indemnified Party would present such counsel with a conflict of interest, in which event, such reasonable fees and expenses (including, without limitation, any reasonable fees paid to witnesses) shall be borne by the Indemnifying Party (but in no event shall the Indemnifying Party be required to pay the reasonable fees and expenses of more than one counsel retained by the Indemnified Party with respect to any one suit, action, claim, proceeding or investigation). If at any time after the Indemnifying Party assumes the defense of a Third Party Claim, any of the conditions set forth in clauses (i), (ii) or (iii) of this subsection (b) come into existence, the Indemnified Party shall have the rights set forth above. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof.

        (c) If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees and officers available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

        (d) If an Indemnifying Party elects to assume the defense of any Third Party Claim for which it is called upon to indemnify an Indemnified Party pursuant to this Article VII: (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed), if such compromise or settlement imposes any substantial non-monetary obligation on the Indemnified Party or includes any admission of guilt on the part of the Indemnified Party; and (ii) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its consent.

        (e) Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

        7.5 Survival of Representations; Termination of Indemnification. The representations, warranties and covenants in this Agreement (except as expressly provided in the second sentence of this Section 7.5) and in any other document delivered in connection herewith shall survive the Closing for purposes of Sections 7.1 and 7.2 and shall terminate at the close of business eighteen (18) months following the Closing Date. Notwithstanding the foregoing, the representations, warranties, covenants and agreements set forth in Sections 2.9,
5.1 and 5.3 and Article VII and Article IX (and no other provisions of this Agreement) and the obligations to indemnify and hold harmless a party hereto for any breach of such provisions shall survive the Closing and shall not terminate until the expiration of any applicable statutes of limitation; provided, however that the remedies for any breach of Section 2.9 shall be governed exclusively by
Section 5.3. The obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the party to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

                                  ARTICLE VIII
                                   TERMINATION

        8.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

        (a) By the written agreement of each of Purchaser and Seller;

        (b) By Seller if it shall have determined in good faith that one or more of the conditions set forth in Section 6.2 cannot be fulfilled as a result of an occurrence or event beyond the control of Seller;

        (c) By Purchaser if it shall have determined in good faith that one or more of the conditions set forth in Section 6.1 cannot be fulfilled as a result of an occurrence or event beyond the control of Purchaser;

        (d) By either Purchaser or Seller if any permanent injunction or Judgment by any Governmental Authority of competent jurisdiction enjoining, denying approval of or otherwise prohibiting consummation of any of the transactions contemplated by the Agreement becomes final and nonappealable; or

        (e) By either Purchaser or Seller if the Closing shall not have occurred on or prior to June 30, 2002, provided that such date shall be postponed by no more than sixty (60) days by an involuntary bankruptcy of Seller that is subsequently stayed or dismissed (as extended from time to time in accordance herewith, the "Outside Date"); and provided further that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties of the party seeking such termination.

                                   ARTICLE IX
                                  MISCELLANEOUS

        9.1 Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions provided for hereby.

        9.2 Notices. All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile, as follows:

               If to Purchaser, to:

                      Valtona Holding B.V.
                      (1102 BS) Amsterdam-Zuidoost

                      Foppingadreef 22
                      The Netherlands
                      Attn:  Rene van Doom
                      Fax: +31-20-4064611

               with a copy to:

                      Nikko Principal Investments Japan Ltd.
                      Hibiya Dai-Bldg., 15th Floor
                      1-2-2 Uchisaiwai-cho, Chiyoda-ku
                      Tokyo 100-0011 Japan
                      Attn:  Jun Hayase
                      Fax:  +81-(0)3-3500-0108

               and a copy to:

                      Mori Sogo
                      NKK Building
                      1-1-2 Marunouchi, Chiyoda-ku
                      Tokyo 100-0005 Japan
                      Attn:  Satoshi Kawai
                      Fax:  +81-(0)3-5223-7634

               If to Seller, to:

                      MTS, Incorporated
                      2500 Del Monte Street
                      West Sacramento, California 95691 United States
                      Attn:  Michael Solomon, Chief Executive Officer
                      Fax:  +1-916-373-3006

               with a copy to:

                      Cleary, Gottlieb, Steen & Hamilton
                      Shin Kasumigaseki Building, 20th Floor
                      3-3-2 Kasumigaseki, Chiyoda-ku
                      Tokyo 100-0013 Japan
                      Attn:  Steven L. Wilner
                      Fax:  +81-(0)3-3595-3910

or to such other address as hereafter shall be furnished as provided in this
Section 9.2 by any of the parties hereto to the other parties hereto.

        9.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

        9.4 Entire Agreement. This Agreement (including the Seller Disclosure Schedule and the Purchaser Disclosure Schedule) sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. Purchaser acknowledges hereby that it has conducted its own independent review and analysis of the Subject Company and its business and that it has been provided access to the properties, records and personnel of the Subject Company for this purpose. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis and the representations and warranties set forth in this Agreement and (a) acknowledges that neither Seller nor any of its affiliates, directors, officers, employees, agents, representatives or advisors makes any representation or warranty, either express or implied, as to the accuracy or completeness of (and agrees that none of such persons shall have any liability or responsibility to it in respect of) any of the information provided or made available to Purchaser or its agents or representatives, except as and only to the extent expressly provided for in this Agreement.

        9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan.

        9.6    Arbitration.

        (a) All disputes, controversies or differences which may arise during the term of this Agreement or thereafter between the parties hereto out of or in relation to or in connection with this Agreement, or the breach thereof, will be finally settled by arbitration pursuant to the Commercial Arbitration Rules of the Japan Commercial Arbitration Association, by which each party hereto is bound.

        (b) Each party will elect an arbitrator. The two, in turn, will choose a third and presiding arbitrator. If the parties are unable to agree on any of the names proposed or if the party-appointed arbitrators are unable to agree upon the presiding arbitrator, the appointing authority will have the power to make the appointment from other members of the panel.

        (c) The arbitration, including the rendering of the award, will take place in Tokyo, Japan. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction. The cost of such arbitration and the proceedings will be borne in equal shares by the parties to the arbitration; provided, however, that each party will be responsible for their respective counsel fees and other expenses related to such arbitration.

        9.7 No Third Party Rights; Assignment. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and shall not be assignable without the prior written consent of the other parties.

        9.8 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute a waiver of any other breach of the same or of any other term or condition of this Agreement.

        9.9 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        9.10 Confidentiality. Seller and Purchaser each agree that it shall keep confidential, and not disclose, any of the terms of this Agreement to any third party, other than to (i) advisors and counsel to such party, (ii) prospective lenders to Purchaser in connection with, the purchase contemplated by this Agreement, (iii) the lenders under the Credit Agreement or (iv) as otherwise may be required by law or to carry out the terms of this Agreement, provided that any person or entity to whom the terms of this Agreement are disclosed similarly agrees to maintain them in confidence subject to this paragraph. Any announcement of the execution of this Agreement shall be subject to the provisions of Section 5.5.

        9.11 Definitions. The following terms shall have the respective meanings specified in the indicated Sections of this Agreement:

----------------------------------------------------------------------------
Term                                              Agreement Section
----------------------------------------------------------------------------
Agreement                                         Recitals
----------------------------------------------------------------------------
Bonds with Warrants                               2.3(b)
----------------------------------------------------------------------------
Capital Stock                                     Recitals
----------------------------------------------------------------------------
Chase                                             1.3(b)(iii)
----------------------------------------------------------------------------
Closing                                           1.3(a)
----------------------------------------------------------------------------
Closing Date                                      1.3(a)
----------------------------------------------------------------------------
Commercially Reasonable Financing                 6.1(m)
----------------------------------------------------------------------------
Company Marks                                     Recitals
----------------------------------------------------------------------------
Consent                                           2.7
----------------------------------------------------------------------------
Contracts                                         2.4(b)
----------------------------------------------------------------------------
Credit Agreement                                  2.7
----------------------------------------------------------------------------
Debt Settlement Amount                            1.2
----------------------------------------------------------------------------
Employee Work Rules                               2.13(a)
----------------------------------------------------------------------------
Financial Statements                              2.6(a)
----------------------------------------------------------------------------
GAAP                                              2.6(a)
----------------------------------------------------------------------------
Governmental Authority                            2.7
----------------------------------------------------------------------------
Indemnification Notice                            7.4(a)
----------------------------------------------------------------------------
Indemnified Party                                 7.1
----------------------------------------------------------------------------
Indemnifying Party                                7.4(a)
----------------------------------------------------------------------------
Judgments                                         2.4(c)
----------------------------------------------------------------------------
Laws                                              2.4(c)
----------------------------------------------------------------------------
Leased Real Property                              2.10(a)
----------------------------------------------------------------------------

------------------------------------------------- -------------------------
Liability/Liabilities                             2.6(b)
----------------------------------------------------------------------------
License Fees                                      5.11
----------------------------------------------------------------------------
Liens                                             1.1(a)
----------------------------------------------------------------------------
Loan Agreement                                    5.10
----------------------------------------------------------------------------
Losses                                            7.1
----------------------------------------------------------------------------
Marks Purchase Price                              1.2
----------------------------------------------------------------------------
Material Adverse Effect                           2.4
----------------------------------------------------------------------------
Outside Date                                      8.1(e)
----------------------------------------------------------------------------
Permits                                           2.4(b)
----------------------------------------------------------------------------
Plans                                             2.13(b)
----------------------------------------------------------------------------
Proceeding/Proceedings                            2.8
----------------------------------------------------------------------------
Purchase Price                                    1.2
----------------------------------------------------------------------------
Purchaser                                         Recitals
----------------------------------------------------------------------------
Purchaser Disclosure Schedule                     Article III
----------------------------------------------------------------------------
Securities Act                                    3.6
----------------------------------------------------------------------------
SEL                                               3.6
----------------------------------------------------------------------------
Seller                                            Recitals
----------------------------------------------------------------------------
Seller Bank Account                               1.3(b)
----------------------------------------------------------------------------
Seller Disclosure Schedule                        Article II
----------------------------------------------------------------------------
Settlement                                        1.2
----------------------------------------------------------------------------
Shares Purchase Price                             1.2
----------------------------------------------------------------------------
Shares                                            Recitals
----------------------------------------------------------------------------
Software License Agreement                        6.1(j)
----------------------------------------------------------------------------
Subject Company                                   Recitals
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Subject Company Employees                         5.4(a)
----------------------------------------------------------------------------
Subsidiary                                        2.1(b)
----------------------------------------------------------------------------
Taxes                                             2.9(a)
----------------------------------------------------------------------------
Tax Indemnitee                                    5.3(a)
----------------------------------------------------------------------------
Tax Indemnity Payment                             5.3(a)
----------------------------------------------------------------------------
Tax Returns                                       2.9(a)
----------------------------------------------------------------------------
Third Party Claim                                 7.4(a)
----------------------------------------------------------------------------
Third Party Software                              5.11
----------------------------------------------------------------------------
Trademark Transfer Agreement                      6.1(e)
----------------------------------------------------------------------------
Trademark Usage Agreement                         6.1(e)
----------------------------------------------------------------------------


        IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                     MTS, INCORPORATED

                                     By: /s/ Russell Solomon
                                        --------------------------------------
                                     Name:Russell Solomon
                                     Title:Director


                                     VALTONA HOLDING B.V.

                                     By: /s/ Hirofumi Hirano
                                        --------------------------------------
                                     Name:Hirofumi Hirano
                                     Title:Attorney